Exhibit 10.7

CONTRIBUTION AGREEMENT

by and among

EASTERLY GOVERNMENT PROPERTIES, INC.,

EASTERLY GOVERNMENT PROPERTIES LP

and

EASTERLY CAPITAL, LLC

Dated as of January 26, 2015

i

ii

EXHIBIT LIST

		SECTION FIRST REFERENCED

EXHIBITS

A	Additional Participating Properties and Participating Partnerships	Recital F

B	Form of Contribution and Assumption Agreement	1.2

C	Representations, Warranties and Indemnities of Contributor	Recital D

D	Consideration	1.7

E	Form of Registration Rights Agreement	Recital E

F	Form of Lock-up Agreement	2.4(b)

G	Form of Pledge Agreement	2.4(c)

SCHEDULES

1.2	Assumed Agreements	1.2

1.4	Assumed Liabilities	1.4

APPENDICES

A	Disclosure Schedule	3.3

B	Form of Articles of Amendment and Restatement	4.3

C	Form of Amended and Restated Bylaws	Exhibit C

D	Form of Amended and Restated Agreement of Limited Partnership	1.1

iii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of January 26, 2015 (the “Effective Date”) by and among Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), Easterly Government Properties, Inc., a Maryland corporation (the “Company”), and Easterly Capital, LLC, a Delaware limited liability company (the “Contributor”).

RECITALS

A. The Operating Partnership desires to consolidate the ownership of a portfolio of properties through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire interests in certain limited partnerships, limited liability companies and other entities.

B. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock (“Common Stock”) of the Company, which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), and which is the sole general partner of the Operating Partnership.

C. The Contributor owns all of the interests in and is the sole member of Easterly Partners, LLC (the “Limited Liability Company”). As used herein, “Limited Liability Company Agreement” means the limited liability company agreement under which the Limited Liability Company was formed (including all amendments or restatements).

D. The Contributor desires to, and the Operating Partnership desires the Contributor to, contribute to the Operating Partnership all of its right, title and interest in the Limited Liability Company, free and clear of all Liens (as defined in Exhibit C), including, without limitation, all of its voting rights and interests in the capital, profits and losses of the Limited Liability Company or any property distributable therefrom, constituting all of its interests in and to the Limited Liability Company (such right, title and interest in and to the Partnerships are hereinafter collectively referred to as the “Contributed Interests”), in exchange for common units of limited partnership interests of the Operating Partnership (“OP Units”) on the terms and subject to the conditions set forth herein, to be delivered to it.

E. As a condition to its willingness to enter into this Agreement, the Contributor desires to direct the Operating Partnership to issue certain of the OP Units as set forth on Exhibit D, and for the Company to enter into a registration rights agreement in substantially the form attached hereto as Exhibit E (the “Registration Rights Agreement”). The Operating Partnership is willing to accommodate the foregoing by issuing such OP Units to the Contributor as set forth on Exhibit D and the Company is willing to accommodate the foregoing by entering into the Registration Rights Agreement.

F. The parties acknowledge that the Operating Partnership’s (i) acquisition of the Contributed Interests and the Assumed Agreements (each as defined in Section 1.2), and (ii) assumption of the Assumed Liabilities (as defined in Section 1.4 below), is part of the concurrent consummation of the Formation Transactions and done in connection with the Public Offering. It is understood that the Operating Partnership expects to acquire in the Formation Transactions the properties, directly or indirectly, indicated on Exhibit A hereto, and shall acquire interests in additional properties in the Formation Transactions.

G. The parties acknowledge that in connection with the Formation Transactions and in consideration of the receipt of the Consideration (as defined in Section 1.7 herein), the Contributor, pursuant to this Agreement, is making certain representations, warranties and covenants to the Operating Partnership and the Company, as more particularly set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION OF CONTRIBUTED INTERESTS

AND EXCHANGE FOR PARTNERSHIP UNITS

Section 1.1 Contribution of Contributed Interests. At the Closing (as defined in Section 2.2 herein) and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens, all of its right, title and interest to the Contributed Interests, including all of the Contributor’s rights and interests to the Limited Liability Company and all rights to indemnification in favor of the Contributor under the agreements pursuant to which the Contributor or its affiliates acquired the Contributed Interests transferred pursuant to this Agreement, if any. The contribution of the Contributed Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto (the “Contribution and Assumption Agreement”). The parties shall take such additional actions and execute such additional documentation as may be reasonably requested by the Operating Partnership in order to effect the transactions contemplated hereby. The Operating Partnership agrees to promptly provide the Contributor with a copy of any proposed changes to the form of Amended and Restated Agreement of Limited Partnership of the Operating Partnership which is attached hereto as Appendix D (the “OP Agreement”). Additionally, the Contributor, the Operating Partnership and the Company agree that, from and after the Closing, the Contributor shall no longer be a member or manager of the Limited Liability Company, and after the Closing shall have no obligations or responsibilities under the Limited Liability Company Agreement.

Section 1.2 Contribution of Assets. At the Closing (as hereinafter defined) and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, and the Operating Partnership shall acquire and accept, (i) all of the Contributor’s right, title and interest in and to the Contributed Interests, including all of the Contributor’s rights and interests to the Limited Liability Company and all rights to indemnification in favor of the Contributor under the agreements pursuant to which the Contributor acquired the Contributed Interests transferred pursuant to this Agreement, if any, and (ii) all right, title and interest held directly or indirectly by the Contributor, if any, in all agreements and arrangements to which the Contributor is a party, directly or indirectly, including without limitation those certain agreements listed on Schedule 1.2 (all such agreements and arrangements, collectively, the “Assumed Agreements”), and in each case, free and clear of any and all Liens. The contribution of the the Assumed Agreements, if any, and the assumption of all obligations thereunder, shall be evidenced by the Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto (the “Contribution and Assumption Agreement”). Notwithstanding the foregoing, the parties expressly acknowledge and agree that all agreements and arrangements, if any, which are not Assumed Agreements shall not be contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto. The parties shall take such additional actions and execute such additional documentation as may be required by the

Limited Liability Company Agreement and the OP Agreement, or as reasonably requested by the Operating Partnership in order to effect the transactions contemplated hereby. The Operating Partnership agrees to promptly provide the Contributor with a copy of any proposed changes to the OP Agreement from the form attached hereto as Appendix D. Additionally, the Contributor, the Operating Partnership and the Company agree that, from and after the Closing, the Contributor shall no longer be the Member and Manager of the Limited Liability Company, and after the Closing shall have no obligations or responsibilities as the Member and Manager under the Limited Liability Company Agreement.

Section 1.3 Intentionally Omitted.

Section 1.4 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Operating Partnership shall assume from the Contributor and thereafter pay, perform or discharge in accordance with their terms only the liabilities of the Contributor listed on Schedule 1.4, if any (the “Assumed Liabilities”).

Section 1.5 Excluded Liabilities. Notwithstanding the foregoing, the parties expressly acknowledge and agree that the Operating Partnership shall not assume or agree to pay, perform or otherwise discharge any Excluded Liabilities (as defined in Exhibit C) other than the Assumed Liabilities, and such Excluded Liabilities shall not be contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto.

Section 1.6 Intentionally Omitted.

Section 1.7 Consideration and Exchange of Equity. The Operating Partnership shall, in exchange for the Contributed Interests, the Assumed Liabilities and the Assumed Agreements, transfer to the Contributor the number of OP Units as set forth in, Exhibit D (the “Consideration”). The OP Units issued to the Contributor shall be evidenced by certificates relating to such OP Units (the “OP Unit Certificates”). The parties shall take such additional actions and execute such additional documentation as may be required by the Limited Liability Company Agreement, the OP Agreement and/or the organizational documents of the Company in order to effect the transactions contemplated hereby.

Section 1.8 Tax Treatment.

(a) For U.S. federal income tax purposes, any transfer, assignment and exchange by the Contributor effectuated pursuant to this Agreement shall constitute a “Capital Contribution” by the Contributor to the Operating Partnership pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Code. All parties shall file all tax returns, reports and information statements, and shall take all tax positions consistent with the foregoing.

(b) The Contributor and the Operating Partnership agree to the intended Tax treatment described in this Section 1.8, and the Operating Partnership and the Contributor shall file their respective Tax Returns consistent with the above-described transaction structures, unless otherwise required by applicable law.

Section 1.9 Intentionally Omitted.

Section 1.10 Term of Agreement. If the Closing does not occur by September 30, 2015 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributor shall have any further obligations hereunder except as specifically set forth herein.

ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent.

(a) The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following conditions:

(i) The representations and warranties of the Contributor contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or “Material Adverse Effect” (which, as used herein, means a material adverse effect on the assets, business, financial condition or results of operation of the Limited Liability Company) which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made and shall be true and correct in the manner described above on the Pre-Closing Date (as defined in Section 2.2 below) as if made at and as of such date;

(ii) The obligations of the Contributor contained in this Agreement shall have been duly performed on or before the Pre-Closing Date and the Contributor shall not have breached any of its covenants contained herein in any material respect;

(iii) The Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Sections 2.3 and 2.4 hereof;

(iv) The Operating Partnership shall have received any and all consents and approvals of any Governmental Entity (as defined in Exhibit C) or third parties set forth on Schedule 2.3 to the Disclosure Schedule (as defined in Section 3.3 below) (the “Approvals”);

(v) Subject to the provisions of Article 7, there shall not have occurred between the date hereof and the Pre-Closing Date any material adverse change in any of the assets, business, financial condition, or results of operation of the Limited Liability Company. It is understood that no material adverse change shall occur by reason of general economic conditions or economic conditions affecting the real estate market generally;

(vi) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

(vii) The Company’s registration statement on Form S-11 to be filed after the date hereof with the Securities and Exchange Commission (the “SEC”) shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order; and

(viii) The IPO Closing (as defined in Section 2.2 below) shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing), and the IPO Closing shall result in gross proceeds to the Company of no less than $125,000,000.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

(b) The obligations of the Contributor to effect the transactions contemplated hereby shall be subject to the following conditions:

(i) The representations and warranties of each of the Operating Partnership and the Company contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made and shall be true and correct in the manner described above on the Pre-Closing Date as if made at and as of such date;

(ii) The obligations of each of the Operating Partnership and the Company contained in this Agreement shall have been duly performed on or before the Pre-Closing Date and neither the Operating Partnership nor the Company shall have breached any of their respective covenants contained herein in any material respect;

(iii) The Company and the Operating Partnership shall each have executed and delivered to the Contributor the documents required to be delivered pursuant to Sections 2.3 and 2.4(a) hereof;

(iv) The Formation Transactions involving the contribution to the Operating Partnership of those properties or partnership interests listed on Exhibit A, shall have occurred prior to, or shall occur concurrently with the Closing of the transactions contemplated in this Agreement;

(v) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

(vi) The Company’s registration statement on Form S-11 to be filed after the date hereof with the SEC shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order; and

(vii) The IPO Closing shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing), and the IPO Closing shall result in gross proceeds to the Company of no less than $125,000,000.

Any or all of the foregoing conditions may be waived by the Contributor in its sole and absolute discretion.

Section 2.2 Time and Place; Pre-Closing, Closing and IPO Closing. The date, time and place of the consummation of the transactions contemplated hereunder (the “Closing” or “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the IPO Closing. Notwithstanding the foregoing, the Pre-Closing (as defined below) shall take place on the date that the Operating Partnership designates after fulfillment of all of the conditions under Section 2.1, other than the conditions set forth in Sections 2.1(a)(viii) and 2.1(b)(vii) (collectively, the “Pre-Closing

Conditions”), with two (2) days prior written notice to the Contributor, at 10:00 a.m. in the office of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 (the “Pre-Closing Date”). On the Pre-Closing Date, each of the Operating Partnership, the Company and the Contributor shall acknowledge and agree that all of the Pre-Closing Conditions have been satisfied and waive any rights with respect to such conditions. The date, time and place of the consummation of the Public Offering, which shall occur concurrently with or immediately following the Closing, shall be referred to herein as the “IPO Closing.”

Section 2.3 Pre-Closing Deliveries. On the Pre-Closing Date, the parties shall enter into an escrow agreement with an escrow agent mutually acceptable to the parties (the “Escrow Agent”) in a form reasonably approved by all parties, and shall make, execute, acknowledge and deliver into escrow with the Escrow Agent, or cause to be made, executed, acknowledged and delivered into escrow with the Escrow Agent, the legal documents and other items (collectively the “Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith. Such execution, acknowledgment and delivery into escrow of the Closing Documents shall be referred to herein as the “Pre-Closing.” The Closing Documents and other items to be delivered into escrow at the Pre-Closing shall include, without limitation, the following:

(a) The Contribution and Assumption Agreement in the form attached hereto as Exhibit B, as applicable;

(b) The OP Agreement;

(c) The Amendment, OP Unit Certificates, and/or other evidence of the transfer of OP Units to the Contributor;

(d) All books and records, title insurance policies, the Assumed Agreements, contracts, stock certificates, original promissory notes, and other indicia of ownership with respect to the Limited Liability Company that are in the possession of the Contributor or which can be obtained through the Contributor’s reasonable efforts;

(e) An affidavit from the Contributor stating, under penalty of perjury, the Contributor’s United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying New York and any other withholding requirements, in each case in form and substance acceptable to the Operating Partnership;

(f) Any other documents that are in the possession of the Contributor or which can be obtained through the Contributor’s reasonable efforts which are reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributed Interests, directly, free and clear of all Liens and effectuate the transactions contemplated hereby, including, without limitation, and only to the extent applicable, bills of sale, general assignments, and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation;

(g) The Operating Partnership and the Company, on the one hand, and the Contributor, on the other hand, shall provide to the other a certified copy of all appropriate corporate resolutions or partnership or limited liability company actions authorizing the execution, delivery and performance by the Operating Partnership and the Company (if so requested by the Contributor) and the Contributor (if so requested by the Operating Partnership or the Company) of this Agreement, any related documents and the documents listed in this Section 2.3; and

(h) The Operating Partnership and the Company, on the one hand, and the Contributor, on the other hand, shall provide to the other a certification regarding the accuracy in all material respects of each of their respective representations and warranties herein and in this Agreement as of such date (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be certified as being accurate in all respects).

Additionally, on the Pre-Closing Date, the parties shall execute and deliver to the Escrow Agent binding escrow instructions, in a form reasonably approved by all parties, acknowledging that all Pre-Closing Conditions have been met or waived and instructing the Escrow Agent to hold the Closing Documents in escrow until the conditions set forth in Sections 2.1(a)(viii) and 2.1(b)(vii) have occurred.

Section 2.4 IPO Closing Deliveries. At the IPO Closing, (i) the Closing Documents shall be released from escrow and delivered to the applicable parties, and the Closing shall be deemed to have occurred (if such Closing has not otherwise occurred immediately prior thereto), and (ii) the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged or delivered through the Attorney-in-Fact, the legal documents and other items (collectively the “IPO Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which IPO Closing Documents and other items shall include, without limitation, the following:

(a) The Registration Rights Agreement, signed by or on behalf of the Contributor, the Operating Partnership, certain other parties and the Company, substantially in the form attached hereto as Exhibit E, which shall provide that (i) within fifteen (15) months of the IPO Closing, the Company shall register the resale of the REIT Shares issuable upon redemption of the Contributor’s OP Units in accordance with the OP Agreement, (ii) such registration shall be effectuated pursuant to a shelf registration statement (“SRS”), or through a prospectus supplement to an effective SRS, and the Company shall use its reasonable best efforts to effectuate such registration and to keep such registration statement and related prospectus or prospectus supplement continually effective, subject to any exceptions contained in the Registration Rights Agreement, until all such REIT Shares may be freely sold without restriction pursuant to Rule 144 promulgated under the Securities Act (or any successor rule), including the filing of any replacement SRS and related prospectus or prospectus supplement upon the expiration of an earlier SRS, and (iii) the expenses of any registration (exclusive of underwriting discounts and commissions and/or stock transfer taxes relating to the sale or disposition of such REIT Shares by the selling holders and fees of counsel to the selling holders) will be borne by the Operating Partnership;

(b) Lock-up Agreements, signed by or on behalf of the Contributor, each such Lock-up to be substantially in the form attached hereto as Exhibit F, and which shall have been executed and delivered concurrently with the execution and delivery of this Agreement;

(c) The Pledge Agreement, signed by or on behalf of the Contributor, substantially in the form attached hereto as Exhibit G; and

(d) If requested by the Operating Partnership, a copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by the Contributor of this Agreement, any related documents and the documents listed in this Section 2.4, certified by the secretary or another appropriate officer of the Contributor or the Limited Liability Company.

Section 2.5 Closing Costs. Without limitation on and subject to Section 1.6(b) above, the Operating Partnership shall be responsible (i) any and all documentary transfer, stamp, filing, recording,

conveyance, intangible, sales and other similar Taxes incurred in connection with the transactions contemplated hereby, (ii) its own attorneys’ and advisors’ fees, charges and disbursements and, in the event that the Closing shall occur, the reasonable and documented attorneys’ and advisors’ fees, charges and disbursements for the Contributor and (iii) any out-of-pocket costs or fees associated with any Approvals. The Contributor shall be responsible for (i) any withholding taxes required to be paid and/or withheld in respect of the Contributor at Closing as a result of their respective Tax status or as otherwise required to be paid and/or withheld under applicable law, and (ii) in the event that the Closing does not occur, attorneys’ and advisors’ fees, charges and disbursements for the Contributor. All costs and expenses incident to the transactions contemplated hereby, and not specifically described above, shall be paid by the party incurring same. The provisions of this Section 2.5 shall survive the Closing.

Section 2.6 Intentionally Omitted.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties with Respect to the Operating Partnership. The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Contributor with respect to the Operating Partnership that:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation and is and at the effective time of the Public Offering and at the Closing shall be classified as a partnership, and not a publicly traded partnership taxable as a corporation, for federal income tax purposes, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as described in the Prospectus (as defined in Exhibit C) and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership have been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

(d) Partnership Matters. The OP Units, when issued and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued (including in compliance with applicable federal and state securities laws), and free of any Liens other than any Liens arising through the Contributor. Upon such issuance, the Contributor will be admitted as a limited partner of the Operating Partnership. At all times prior to the execution of this Agreement, the Operating Partnership had no material assets, debts or liabilities of any kind.

(e) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (B) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect on the Operating Partnership.

(f) Solvency. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, the Operating Partnership will be solvent immediately following the transfer of the Contributed Interests to the Operating Partnership.

(g) No Litigation. There is no action, suit or proceeding pending or, to the Operating Partnership’s knowledge, threatened against the Operating Partnership that, if adversely determined, would have a Material Adverse Effect on the ability of the Operating Partnership to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

(h) No Prior Business. Since the date of its formation, the Operating Partnership has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.

(i) No Broker. Except as set forth in Schedule 3.1(i), neither the Operating Partnership nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Contributor or any of its respective affiliates (including the Limited Liability Company, but not including, if applicable, the Operating Partnership or the Company) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Section 3.2 Representations and Warranties with Respect to the Company. The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Contributor with respect to the Company that:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to enter into this Agreement and to own, lease or operate its property and to carry on its business as described in the Prospectus and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary action of the Company. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the

Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor made hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement by the Operating Partnership or the Company and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect on the Company and the Operating Partnership, taken as a whole.

(d) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, none of the execution, delivery or performance of this Agreement by the Operating Partnership or the Company, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect on the Company and the Operating Partnership, taken as a whole.

(e) REIT Status. At the effective time of the Public Offering and Closing, the Company shall be organized in a manner so as to qualify as a REIT. As described in the Prospectus, the Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2015.

(f) Common Stock. Upon issuance thereof, the Common Stock issuable in exchange for, or in respect of a redemption of, OP Units, in accordance with the terms of the OP Agreement will be duly authorized, validly issued (including in compliance with applicable federal and state securities laws), fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

(g) No Litigation. There is no action, suit or proceeding pending or, to the Company’s knowledge, threatened against the Company that, if adversely determined, would have a Material Adverse Effect on the ability of the Company to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

(h) No Prior Business. Since the date of its formation, the Company has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.

(i) No Broker. Except as set forth in Schedule 3.1(i), neither Company nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the

Contributor or of its affiliates (including the Limited Liability Company) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in Section 3.1 and this Section 3.2, neither the Operating Partnership nor the Company makes any representation or warranty of any kind, express or implied, and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

Section 3.3 Representations and Warranties of the Contributor. The Contributor represents and warrants to the Operating Partnership and the Company as provided in Exhibit C attached hereto (subject to qualification by the disclosures in the disclosure schedule attached hereto as Appendix A (the “Disclosure Schedule”), and acknowledges and agrees to be bound by the indemnification provisions contained therein.

Section 3.4 Indemnification. From and after the Closing Date and in accordance with the procedures described in Section 3.5 of Exhibit C hereto, mutatis mutandis, the Operating Partnership and the Company jointly and severally shall indemnify, hold harmless and defend the Contributor and its affiliates, and their respective directors, officers, managers, members, partners, shareholders, employees, agents, advisers and representatives (each of which is an “Indemnified Contributor Party”) from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses,”) arising out of or related to, or asserted against, imposed upon or incurred by the Indemnified Contributor Party, to the extent resulting from: (i) any breach of a representation, warranty or covenant of the Operating Partnership or the Company contained in this Agreement or any Schedule, Exhibit, certificate or affidavit, or any other document delivered pursuant hereto or thereto, (ii) all fees, costs and expenses of the Operating Partnership and the Company in connection with the transactions contemplated by this Agreement, (iii) the failure of the Operating Partnership or the Company after the Closing Date to perform any obligation required to be performed pursuant to any contract or obligation assigned to and assumed by the Operating Partnership or the Company (including the Assumed Agreements), (iv) the Assumed Liabilities, (v) any and all claims concerning the Contributed Interests that accrue or arise out of events occurring after the Closing and (vi) any claims or Losses, resulting from, or relating to any untrue statement or alleged untrue statement of any material fact contained in the registration statement, Prospectus or Prospectus supplement (including but limited to any SRS or supplement thereto) under which REIT Shares or Common Stock were registered or sold, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in all cases except to the extent any such claims or Losses result from or relate to any information provided in writing to the Company or the Operating Partnership by the Contributor for inclusion in such registration statement, Prospectus or Prospectus supplement.

Section 3.5 Matters Excluded from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Operating Partnership and the Company shall have no obligation under this Agreement to indemnify or hold harmless the Indemnified Contributor Parties from (i) any Losses arising as a direct result of the willful misconduct, gross negligence, or breach of its representations, warranties or covenants under this Agreement by any of the Indemnified Contributor Parties, or (ii) any Losses arising as a result of the Excluded Liabilities.

ARTICLE 4.

COVENANTS

Section 4.1 Covenants of the Contributor.

(a) From the date hereof through the Closing, and except in connection with the Formation Transactions, the Contributor shall not, without the prior written consent of the Operating Partnership:

(i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Contributed Interests or the Limited Liability Company’s interests in any of its subsidiaries, provided that the Limited Liability Company shall transfer its interests as general partner of and in any carried interest vehicles maintained by U.S. Government Properties Income and Growth Fund L.P., U.S. Government Properties Income and Growth Fund II, LP and USGP II (Parallel) Fund, LP; or

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber all or any portion of its Contributed Interests.

(b) From the date hereof through the Closing, and except in connection with the Formation Transactions, the Contributor shall, to the extent within its control, conduct its business in the ordinary course of business consistent with past practice, and shall, to the extent within its control and consistent with its obligations under the Limited Liability Company Agreement, not, without the prior written consent of the Operating Partnership:

(i) Enter into any material transaction not in the ordinary course of business with respect to Limited Liability Company or its assets;

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber any assets of the Limited Liability Company, except (A) liens for Taxes not delinquent, (B) purchase money security interests in the ordinary course of the Limited Liability Company’s business, and (C) mechanics’ liens being disputed by the Limited Liability Company in good faith and by appropriate proceeding in the ordinary course of the Limited Liability Company’s business;

(iii) File an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat the Limited Liability Company or any subsidiary entity of the Limited Liability Company as an association taxable as a corporation for federal income tax purposes; make or change any other Tax elections; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; change any annual Tax accounting period; adopt or change any method of Tax accounting; file any amended tax return; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax; surrender of any right to claim a Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or

(iv) Make any distribution to its members, except for cash distributions in the ordinary course of business consistent with past practices, or as permitted by this Agreement.

The provisions of this Section 4.1 shall survive Closing.

Section 4.2 Tax Covenants.

(a) The Contributor and the Operating Partnership shall provide each other with such cooperation and information relating to the Contributed Interests as the parties reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any liability for

Taxes or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes, or (iv) performing Tax diligence, including with respect to the impact of this transaction on the Company’s Tax status as a REIT. Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Operating Partnership shall promptly notify the Contributor upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened Tax audits or assessments with respect to the income, properties or operations of the Limited Liability Company and (ii) any pending or threatened federal, state, local or foreign Tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for Taxes of the Contributor (or its owners) with respect to any tax period ending before or as a result of the Closing. The Contributor shall promptly notify the Operating Partnership in writing upon receipt by the Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or non-U.S. Tax audits or assessments relating to the income, properties or operations of the Limited Liability Company that may impact or otherwise effect the liability for Taxes of the Operating Partnership other than as a result of the Closing. Subject to Section 2.6(b)(iii), each of the Operating Partnership and the Contributor may participate at its own expense in the prosecution of any claim or audit with respect to Taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributor (or its owners) has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional Tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor the Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse Tax effect on the other party or its affiliates (other than on the Contributor or any of its affiliates as a partner of the Operating Partnership) without the consent of the other party, such consent not to be unreasonably withheld. The Contributor and the Operating Partnership shall retain all Tax Returns, schedules and work papers with respect to the Limited Liability Company, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years.

(b) The Operating Partnership shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Limited Liability Company which are due after the Closing Date. To the extent such returns relate to a period prior to or ending on the Closing Date, such Tax Returns (including, for the avoidance of doubt, any amended tax returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable law. To the extent such Tax Returns relate to income taxes attributable to a period prior to or ending on the Closing Date, no later than thirty (30) days prior to the due date (including extensions) for filing such returns, the Operating Partnership shall deliver such income Tax Returns to the Contributor for its review and approval, which approval shall not be unreasonably conditioned or withheld. The Operating Partnership shall consider in good faith any comments from the Contributor.

(c) With respect to any Tax Return relating to Taxes attributable to a period prior to or ending on the Closing Date, including the portion of any Straddle Period (as defined below) ending on the Closing Date, the Contributor shall remit to the Operating Partnership an amount equal to the tax liability due with respect to such Taxes. For any taxable period that begins on or before and ends after the Closing Date (a “Straddle Period”), the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be deemed to be: (i) in the case of Taxes imposed on a periodic basis (such as real or personal property taxes), the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period and (ii) in the case of Taxes not described in the preceding clause (i) (such as franchise taxes and Taxes that are based upon or related to income or receipts, or imposed in connection with any sale or other transfer or assignment of property), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Closing Date (and for purposes hereof, the tax years of any partnership or pass-through entity in which the applicable Person owns a direct or indirect interest shall be deemed to close as of such date).

(d) The provisions of this Section 4.2 shall survive Closing.

Section 4.3 Ownership Limit Waivers. The Contributor is aware that the Company intends to grant a waiver of the Ownership Limit (as such term is defined in the Articles of Amendment and Restatement of the Company, the form of which is attached hereto as Appendix B (the “Articles of Amendment and Restatement”)) to one or more parties (the “Shareholders”) who expect to acquire Common Stock or OP Units that may subsequently be converted to Common Stock.

ARTICLE 5.

WAIVERS AND CONSENTS

Each of the releases and waivers enumerated in this Article 5 shall become effective only upon the Closing of the contribution and exchange of the Contributed Interests pursuant to Articles 1 and 2 herein.

Section 5.1 Waiver of Rights Under Limited Liability Company Agreement; Consents With Respect to Contributed Interests.

(a) As of the Closing, the Contributor waives and relinquishes all rights and benefits otherwise afforded to the Contributor under the Limited Liability Company Agreement including, without limitation, any rights of appraisal, rights of first offer or first refusal and buy/sell agreements. The Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the Limited Liability Company Agreement. In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to the Limited Liability Company Agreement to the extent the terms herein conflict with the terms thereof, including without limitation, terms with respect to allocations, distributions and the like. In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Limited Liability Company Agreement, which shall remain in full force and effect without modification.

ARTICLE 6.

AS-IS CONTRIBUTION AND POWER OF ATTORNEY

Section 6.1 As-Is Contribution. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE CONTRIBUTOR ON EXHIBIT C AND IN THE DOCUMENTS EVIDENCING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (THE “SURVIVING REPRESENTATIONS”), IT IS UNDERSTOOD AND AGREED THAT NEITHER THE CONTRIBUTOR NOR ANY OF ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS HAS MADE, AND IS NOT NOW MAKING, AND THE OPERATING PARTNERSHIP HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN WITH RESPECT TO THE CONTRIBUTED INTERESTS.

THE OPERATING PARTNERSHIP FURTHER ACKNOWLEDGES THAT, EXCEPT FOR THE SURVIVING REPRESENTATIONS, ANY INFORMATION OF ANY TYPE WHICH THE OPERATING PARTNERSHIP HAS RECEIVED OR MAY RECEIVE FROM THE CONTRIBUTOR OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS IS FURNISHED ON THE EXPRESS CONDITION THAT THE OPERATING PARTNERSHIP SHALL NOT RELY THEREON, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER. THE OPERATING PARTNERSHIP REPRESENTS AND WARRANTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED INVESTOR AND THAT IT HAS RELIED AND SHALL RELY SOLELY ON (I) THE OPERATING PARTNERSHIP’S OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN ACQUIRING THE CONTRIBUTED INTERESTS AND (II) THE SURVIVING REPRESENTATIONS. EXCEPT FOR THE SURVIVING REPRESENTATIONS, THE OPERATING PARTNERSHIP ACKNOWLEDGES THAT: (Y) THE OPERATING PARTNERSHIP ACKNOWLEDGES AND AGREES THAT UPON CLOSING, THE CONTRIBUTOR SHALL CONVEY TO THE OPERATING PARTNERSHIP AND THE OPERATING PARTNERSHIP SHALL ACCEPT THE CONTIRBUTED INTERESTS AND THE ASSETS OF THE LIMITED LIABILITY COMPANY (AS APPLICABLE) “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS (LATENT AND APPARENT), AND (Z) THE OPERATING PARTNERSHIP FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE CONTRIBUTED INTERESTS AND THE ASSETS OF THE LIMITED LIABILITY COMPANY (AS APPLICABLE) MADE BY THE CONTRIBUTOR, OR ANY AFFILIATE, AGENT, EMPLOYEE OR CONTRACTOR OF THE CONTRIBUTOR.

THE OPERATING PARTNERSHIP ACKNOWLEDGES AND AGREES THAT THE CONTRIBUTOR WOULD NOT HAVE AGREED TO CONTRIBUTE THE CONTRIBUTED INTERESTS TO THE OPERATING PARTNERSHIP WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN. THE OPERATING PARTNERSHIP ACKNOWLEDGES THAT THE CONSIDERATION REFLECTS THE NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AS LIMITED BY THE WAIVERS AND DISCLAIMERS CONTAINED IN THIS AGREEMENT. THE OPERATING PARTNERSHIP HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH THE OPERATING PARTNERSHIP’S COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

THE TERMS AND CONDITIONS OF THIS ARTICLE 6 SHALL EXPRESSLY SURVIVE THE CLOSING.

Section 6.2 Grant of Power of Attorney. The Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-In-Fact”) as the true and lawful attorney-in-fact and agent of each of the Contributor and the Limited Liability Company, to act in the name, place and stead of each of the Contributor and the Limited Liability Company to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby (the “Power of Attorney”), provided, that the Attorney-in-Fact may not take any such action on behalf of the Contributor unless such action is in accordance with the terms of this Agreement, including, without limitation, Section 5.1, and the Attorney-in-Fact has given the Contributor reasonable prior written notice for each action to be so taken by the Attorney-in-Fact. The Power of Attorney and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Contributor, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. The Contributor hereby agrees that, at the request of Operating Partnership, it will promptly execute and deliver to the Operating Partnership a separate power of attorney on the same terms set forth in this Article 6, such execution to be witnessed and notarized, and in recordable form (if necessary). The Contributor hereby authorizes the reliance of third parties on the Power of Attorney.

The Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement. The Operating Partnership hereby acknowledges that any information provided as Attorney-in-Fact pursuant to this Section 6.2 shall be subject to the provisions of Section 3.4.

Section 6.3 Ratification; Third Party Reliance. The Contributor hereby ratifies and confirms that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Contributor under this Article 6, and the Contributor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

ARTICLE 7.

MISCELLANEOUS

Section 7.1 Further Assurances. The Contributor and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 7.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.3 Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to the choice of laws provisions thereof.

Section 7.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 7.5 Entire Agreement. This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 2.3 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. Exhibit C is incorporated in this Agreement by reference in its entirety, such that reference to this “Agreement” shall automatically include Exhibit C, and is subject to all of the provisions of this Article 7.

Section 7.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

Section 7.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 7.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 7.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

Section 7.10 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

Section 7.11 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributor, the Operating Partnership and the Company set forth in this Agreement shall survive the consummation of the transactions contemplated hereby, subject, however, to the limitations set forth in Section 3.7 of Exhibit C. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 7.12 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Company and/or the Operating Partnership:

c/o Easterly Government Properties, Inc.

2101 L Street NW, Suite 750

Washington, DC 20037

Phone: (202) 595-9500

Facsimile: (617) 581-1440

Attention: William C. Trimble, III

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109-2802

Phone: 617-570-1000

Facsimile: 617-523-1231

Attention: Mark S. Opper, Esq.

To the Contributor:

131 Conant Street

Beverly, Massachusetts 01915

Phone: (617) 231-4300

Facsimile: (617) 581-1440

Attention: Mark H. Rowe

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109-2802

Phone: 617-570-1000

Facsimile: 617-523-1231

Attention: Mark S. Opper, Esq.

Section 7.13 Equitable Remedies; Limitation on Damages. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit the Contributors to enforce consummation of the Public Offering. It is further agreed that the Contributor shall not have any liability under or in connection with this Agreement if the Closing fails to occur, except that if the Closing fails to occur due to the Contributor’s material breach of this Agreement, then the Operating Partnership’s and the Company’s sole and exclusive remedy for any such default shall be to either (a) terminate this Agreement and obtain reimbursement from the Contributor of the Operating Partnership’s and the Company’s actual out-of-pocket expenses paid in connection with this Agreement and the transactions contemplated hereby, it being understood that in no event shall the Operating Partnership or the Company have a right to damages (except pursuant to clause (a) above) in such event, and that in such event no party shall have any further obligation or liability to the other hereunder, or (b) specifically enforce this Agreement (it being understood that if the Operating Partnership and the Company proceed with the Closing then the Contributor shall not have any liability to the Operating Partnership or the Company in respect of (and neither the Operating Partnership nor the Company shall make any claim, including a claim for indemnification under Section 3.2 of Exhibit C, based upon) any pre-Closing breach, default or other matter which was known to the Operating Partnership or the Company as of Closing).

Section 7.14 Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 7.13 above, be settled by final and binding arbitration conducted in New York, New York. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with applicable New York law.

(i) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the New York, New York office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

(ii) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the applicable New York law shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

(iii) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

Section 7.15 Time of Essence. Time is of the essence of this Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

“OPERATING PARTNERSHIP”

EASTERLY GOVERNMENT PROPERTIES LP, a Delaware limited partnership

By:	Easterly Government Properties, Inc., its general partner

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	President and Chief Executive Officer

“COMPANY”

EASTERLY GOVERNMENT PROPERTIES, INC., a Maryland corporation

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	President and Chief Executive Officer

“CONTRIBUTOR”

EASTERLY CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Darrell W. Crate
Name:	Darrell W. Crate
Title:	President

[Signature Page to Contribution Agreement (Management Co.)]

Schedule 1.2

Assumed Agreements

Schedule 1.2

Schedule 1.4

Assumed Liabilities

Schedule 1.4

EXHIBIT A

TO

CONTRIBUTION AGREEMENT

ADDITIONAL PARTICIPATING PROPERTIES AND PARTICIPATING PARTNERSHIPS

WESTERN DEVCON

PROPERTY	ADDRESS

SAN DIEGO – SSA	8505 Aero Drive, San Diego, CA

El Centro – Courthouse	2003 W. Adams Avenue, El Centro, CA

SAN DIEGO – DEA	4920 Greencraig Lane, San Diego, CA

Chula Vista – CBP	2411 Boswell Road, Chula Vista, CA

Mission Viejo – SSA	26051 Acero Road, Mission Viejo, CA

San Diego – DEA	2255 Neils Bohr Court, San Diego, CA

Riverside – DEA	4470 Olivewood Avenue, Riverside, CA

North Highlands – DEA	4328 Watt Avenue, North Highlands, CA

Santa Ana – DEA	1900 E. First Street, Santa Ana, CA

VISTA – DEA	2815 Scott Street, Vista, CA

Savannah CBP	1425 Chatham Parkway, Savannah, GA

Miramar – Parbel	2650 SW 145th Avenue, Miramar, FL

Lubbock – Lummus	501 E. Hunter Street, Lubbock, Texas

Midland – United Tech and P&W	5998 Osceola Court, Midland (Columbus), GA

FUND I

PROPERTY	ADDRESS

FBI – SAN ANTONIO	5740 University Heights Blvd, San Antonio, Texas 78249

CBP – SUNBURST	37 Nine Mile Rd, Sunburst, Montana 59482

AOC – DEL RIO	111 E Broadway St, Del Rio, Texas 78840

DEA – DALLAS	10160 Technology Blvd E, Dallas, Texas 75220

Exhibit A-1

PROPERTY	ADDRESS

USFS I – ALBUQUERQUE	3900 Masthead St NE, Albuquerque, New Mexico 87109

USFS II – ALBUQUERQUE	4000 Masthead St NE, Albuquerque, New Mexico 87109

DEA – ALBANY	10 Hastings Drive, Albany, New York 12110

IRS – FRESNO	1325 Broadway Plaza, Fresno, California 93721

FUND II

PROPERTY	ADDRESS

ICE – CHARLESTON	3950 Faber Place Drive, North Charleston, South Carolina 29405

MEPS – JACKSONVILLE	7178 Baymeadows Way, Jacksonville, Florida 32256

USCG – MARTINSBURG	100 Forbes Drive, Martinsburg, West Virginia 25404

DOT – LAKEWOOD	12300- West Dakota Ave, Lakewood, Colorado 80228

FBI – OMAHA	4411 South 121st Ct, Omaha, Nebraska 68137

PTO – ARLINGTON	2800 South Randolph St, Arlington, Virginia 22206

FBI – LITTLE ROCK	24 Shackleford West Blvd, Little Rock, Arkansas 72211

Exhibit A-2

EXHIBIT B

TO

CONTRIBUTION AGREEMENT

FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Contributor”) hereby assigns, transfers, sells and conveys to Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under the following (excluding, however, any Excluded Assets):

•	the Limited Liability Company, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of the Limited Liability Company and the right to receive distributions of money, profits and other assets from the Limited Liability Company, presently existing or hereafter at any time arising or accruing, and

•	all of the Assumed Agreements listed on Schedule B attached hereto, if any, together with all amendments, waivers, supplements and other modifications of and to such agreements, contracts, licenses and other instruments through the date hereof, in each case to the fullest extent assignment thereof is permitted by applicable law,

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership assumes from the Contributor all obligations in respect of the Contributed Interests set forth on Schedule A attached hereto, and absolutely and unconditionally accepts the foregoing assignment from the Contributor of each Assumed Agreement listed on Schedule B attached hereto, if any, and assumes all Assumed Liabilities (but not the Excluded Liabilities) from the Contributor, and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of the Contributor thereunder from and after the date hereof. The Operating Partnership assumes no Excluded Liabilities, and the parties thereto agree that all Excluded Liabilities shall remain the sole responsibility of the Contributor.

The Contributor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, the Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Assumed Agreements granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of                     , 2015, between the Operating Partnership, the Contributor and the other parties thereto.

[Remainder of page left intentionally blank.]

Exhibit B-1

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written.

CONTRIBUTOR:

EASTERLY CAPITAL, LLC, a Delaware limited liability company

By:
Name:
Title:

OPERATING PARTNERSHIP:

EASTERLY GOVERNMENT PROPERTIES LP, a Delaware limited partnership

By:	Easterly Government Properties, Inc., its
general partner

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

TO

CONTRIBUTION AGREEMENT

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF CONTRIBUTOR

ARTICLE 1 — ADDITIONAL DEFINED TERMS

For purposes of this Exhibit C, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit C is attached:

Agreement: Means the Contribution Agreement to which this Exhibit C is attached.

Disclosure Schedule: Means that disclosure schedule attached as Appendix A to the Agreement.

Environmental Law: Means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (y) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.

Environmental Permits: Means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

Excluded Liabilities: Means any and all liabilities of the Contributor arising from actions taken or omitted by the Contributor in its capacity as member or manager of the Limited Liability Company with any other equity partners or members prior to the Closing Date which action or inaction is determined by a court of competent jurisdiction to be ultra vires or to comprise a breach of its fiduciary duties, if any, to such third party. However, notwithstanding anything to the contrary in this Agreement, “Excluded Liabilities” shall not include (and, without limitation, the Contributor shall not have any liabilities or obligations whatsoever under Section 3.2(b) of this Exhibit C in respect of) the following: (i) liabilities resulting from any act or omission by or on behalf of the Operating Partnership or the Company (after the Closing); and (iii) any liabilities reflected on the financial statements of the Limited Liability Company as included in the Prospectus, and liabilities arising after the date of such financial statements incurred in the ordinary course of a Limited Liability Company’s business; provided, however, that the foregoing list of exclusions from Excluded Liabilities shall in no way be deemed to limit the Contributor’s obligations under Section 3.2(a) or clause (i) of Section 3.2(b) of this Exhibit C.

Exhibit C-1

Governmental Entity: Means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

Hazardous Material: Means any substance:

(i) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or

(ii) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any Governmental Entity; or

(iv) the presence of which on, under or about, a property poses a hazard to the health or safety of persons on or about such property; or

(v) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

(vi) radon gas.

Indemnifying Party: Means any party required to indemnify any other party under Section 3.2 of this Exhibit C.

Knowledge: Means, with respect to the Contributor, the actual knowledge of Darrell Crate and Mark Rowe.

Liens: Means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any obligations under capital leases having substantially the same economic effect as any of the foregoing).

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

Prospectus: Means the Company’s final prospectus, as delivered to investors in the Public Offering (including, without limitation, the pro forma financial statements contained therein and any matters for which a reserve has been established as reflected in such pro forma financial statements).

REIT Shares: Shall have the meaning set forth in the OP Agreement.

Release: Shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at 42 U.S.C. Section 9601(22), but not including the exclusions identified in that definition, at subparts (A) through (D).

Exhibit C-2

Tax or Taxes: Means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Tax Return: Means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE 2 — REPRESENTATIONS AND WARRANTIES

OF CONTRIBUTOR

Except as set forth in the Disclosure Schedule or the Prospectus, the Contributor represents and warrants to the Operating Partnership and the Company as set forth below in this Article 2, which representations and warranties, are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

2.1 Organization; Authority; Qualification. The Contributor has been duly formed, and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Contributor has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect. The Limited Liability Company is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect. The Contributor has made available to the Operating Partnership true and correct copies of the organizational documents the Limited Liability Company, with all amendments as in effect on the date of this Agreement (collectively, the “Organizational Documents”).

2.2 Due Authorization. The execution, delivery and performance of the Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor and its members. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the date hereof, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Contributor or the Limited Liability Company in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

Exhibit C-3

2.4 Ownership of the Contributed Interests.

Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributed Interests constitute all of the issued and outstanding equity interests in the Limited Liability Company, and such interests are owned (directly or indirectly) by the Contributor that is contributing the same pursuant to the Agreement. Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributor is the sole owner of the Contributed Interests being contributed by it, beneficially and of record, free and clear of any Liens of any nature and has full power and authority to convey the Contributed Interests, free and clear of any Liens, and, upon delivery of consideration for such Contributed Interests as herein provided, the Operating Partnership will acquire good title thereto, free and clear of any Liens other than any liens arising through the Operating Partnership. Except as set forth in Schedule 2.4 to the Disclosure Schedule, there are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Contributed Interests to be contributed by the Contributor.

2.5 No Violation. Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date or as set forth in Schedule 2.5 to the Disclosure Schedule, none of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Operating Partnership of (A) the organizational documents, including the operating agreement of the Contributor, (B) any agreement, document or instrument to which the Contributor is a party or by which the Contributor, the Contributed Interests or the Limited Liability Company are bound, or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or Governmental Entity or foreign, federal, state, local or other law binding on the Contributor or by which the Contributor, the Limited Liability Company or any of its assets are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach, default or right would not have a Material Adverse Effect.

2.6 Non-Foreign Status. The Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. The Contributor will provide affidavits at the Closing to this effect as provided for in Section 2.3(e) of the Agreement.

2.7 Withholding. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any United States federal or state withholding provisions, including without limitation those referred to in Section 2.6 above. If the Contributor fails to provide such certificates or affidavits or as the Operating Partnership otherwise determines is required by applicable law, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor. To the extent amounts are so withheld by the Operating Partnership, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Contributor.

2.8 Investment Purposes. The Contributor acknowledges its understanding that the offering and issuance of OP Units to be acquired by it pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to the Company and the Operating Partnership as follows:

Exhibit C-4

2.8.1 Investment. The Contributor is acquiring OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership, it being agreed that Goulston & Storrs PC is acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, (iii) the Transfer is otherwise permitted by the OP Agreement or (iv) the pledge or hypothecation is to secure a bona fide loan made by a third party and any hedging transactions entered into in connection therewith. The term “Transfer” shall not include any redemption or exchange of the OP Units for REIT Shares pursuant to Section 8.6 of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

2.8.2 Knowledge. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the OP Units as the Contributor deems necessary or desirable, has had cash flow and operations made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the OP Units, which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units. The Contributor (or each of its constituent equity owners) has reviewed with its legal counsel and tax advisors the forms of the Articles of Amendment and Restatement, the Amended and Restated Bylaws of the Company, the form of which is attached to the Agreement as Appendix C (the “Amended and Restated Bylaws”) and the OP Agreement.

2.8.3 Holding Period. The Contributor acknowledges that it has been advised that (i) the OP Units are not redeemable or exchangeable for REIT Shares for fifteen (15) months, (ii) the OP Units issued pursuant to the Agreement, and any REIT Shares issued in exchange for, or in respect of a redemption of, any OP Units are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and the Contributor understands that the Operating Partnership has no obligation or intention to register any OP Units, except to the extent set forth in the Registration Rights Agreement; accordingly, the Contributor may have to bear indefinitely, the economic risks of an investment in such OP Units, (iii) a restrictive legend in the form hereafter set forth shall be placed on the OP Unit Certificates (and any certificates representing REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed), and (iv) a notation shall be made in the appropriate records of the Operating Partnership and the Company indicating that the OP Units (and any REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed) are subject to restrictions on transfer. Notwithstanding the foregoing, prior to the expiration of the fifteen (15) month holding period, the Contributor may pledge or encumber (to or for the benefit of the Operating Partnership, another investor in the Operating Partnership or an institutional lender as support for a bona fide loan, which, in addition to banks, shall include, without limitation, securities firms, broker/dealers

Exhibit C-5

and other entities engaged in the business of commercial lending) the OP Units delivered to the Contributor at Closing.

2.8.4 Accredited Investor. The Contributor is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Act). The Contributor has previously provided the Operating Partnership and the Company with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.

2.8.5 Legend. Each OP Unit Certificate, if any, issued pursuant to the Agreement (and any certificates representing REIT Shares for which OP Units may, in certain circumstances, be exchanged or redeemed), unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless, except in limited circumstances, the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or “Blue Sky” laws;

In addition to the foregoing legend, each certificate (if any) representing REIT Shares for which the OP Units may, in certain circumstances, be exchanged or redeemed shall also bear a legend which generally provides the following:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 7.1% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 7.1% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may Constructively Own Capital Stock if such Constructive Ownership would cause any income of the Corporation to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code if it otherwise would qualify as such, and (v) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership set forth in (i) through (iv) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may take other actions, including redeeming shares upon the terms and conditions specified by the Board of Directors in its sole and absolute

Exhibit C-6

discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

Notwithstanding the foregoing, at the Closing the Company shall grant a waiver of the foregoing limitations to the Contributor in the form attached hereto as Annex A-1, subject to the receipt of a representation letter from the Contributor in the form of Annex A-2.

2.9 No Brokers. Except as set forth in Schedule 3.1(i), neither the Contributor nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company, the Operating Partnership or any of their affiliates (including any of the artnerships and/or entities contributed in the formation transactions) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

2.10 Solvency. Assuming the accuracy of the Company’s and the Operating Partnership’s representations and warranties, the Contributor will be solvent immediately following the transfer of the Contributed Assets to the Operating Partnership.

2.11 Taxes. For federal income Tax purposes, the Limited Liability Company is, and at all times during its existence has been either (i) a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation) or (ii) a disregarded entity. The Limited Liability Company has timely and properly filed all Tax Returns required to be filed by it. All such Tax Returns are complete and accurate in all material respects. Except as set forth on Schedule 2.11 to the Disclosure Schedule, to the Knowledge of the Contributor, all Taxes due and owing with respect to the Limited Liability Company (whether or not shown on any Tax Return) have been paid. The Limited Liability Company is not currently the beneficiary of any extension of time within which to file any Tax Return or has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No deficiencies for Taxes of the Limited Liability Company have been claimed, proposed or assessed by any Tax authority or other Governmental Entity. There are no audits, investigations, disputes, notices of deficiency, claims or other actions for or relating to any liability for Taxes of the Limited Liability Company pending or, to the Knowledge of the Contributor, threatened in writing in the last twelve months.

2.12 Litigation. Except as set forth in Schedule 2.12 to the Disclosure Schedule, there is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to the Contributor’s Knowledge, threatened in writing in the last twelve months, against the Contributor or the Limited Liability Company or that would reasonably be expected to adversely affect the Contributor’s ability to consummate the transactions contemplated hereby. The Contributor is not bound by any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of its Contributed Interests or the Limited Liability Company which in any such case would impair the Contributor’s ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.

Exhibit C-7

2.13 ERISA. With respect to the Limited Liability Company, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Limited Liability Company; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Limited Liability Company. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Limited Liability Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Limited Liability Company compared to the amount of such obligations in the most recently completed fiscal year of the Limited Liability Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to the Plan; or (iv) the filing of a claim by one or more employees or former employees of the Limited Liability Company related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Limited Liability Company may have any liability.

2.14 Intellectual Property. Schedule 2.14 contains a complete and accurate list all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business of the Limited Liability Company as now operated (“Intellectual Property”), except where the failure to so own or possess such rights would not reasonably be expected to have a Material Adverse Effect. The Limited Liability Company owns or possesses adequate rights to use all Intellectual Property listed on Schedule 2.14. The Limited Liability Company has not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its Intellectual Property.

2.15 Licenses and Permits. Except as set forth in Schedule 2.15 to the Disclosure Schedule, to the Contributor’s Knowledge, the Limited Liability Company possesses all licenses, permits or other governmental approvals (including certificates of occupancy) required to be obtained to conduct its business, except for those licenses, permits and other governmental approvals the failure of which to obtain or maintain in good standing would not have a Material Adverse Effect on such Property.

2.16 Compliance with Laws. To the Contributor’s Knowledge, the Limited Liability Company is in material compliance with all laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof that are applicable to the business of the Company and to which the Company may be subject, and no claims have been filed against the Company alleging a violation of any such laws, regulations or ordinances, and the Company has not received notice of any such violation.

2.17 Environmental Compliance. To the Contributor’s Knowledge, except as may be disclosed in Schedule 2.17 to the Disclosure Schedule, the Limited Liability Company is currently in compliance with all Environmental Laws and Environmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

Exhibit C-8

2.18 Labor. No labor dispute with the employees of the Limited Liability Company exists or, to the knowledge of the Contributor, is threatened or imminent, and the Contributor is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, service providers or contractors, in each case, as would not reasonably be expected to have a Material Adverse Effect.

2.19 Investment Company Act. The Limited Liability Company is not and, after giving effect to the Public Offering, will not be, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.20 Real Property. The Limited Liability Company holds no direct ownership interests in real property.

2.21 Intentionally Omitted.

2.22 Personal Property. Except as set forth in Schedule 2.22 to the Disclosure Schedule, the Contributor’s interests in any personal property owned by or used in the business of the Limited Liability Company are free and clear of all Liens.

2.23 Material Contracts. The Contributor has delivered or made available to the Operating Partnership true, correct and complete in all material respects, copies of each agreement, undertaking or contract that materially affects the business of the Limited Liability Company.

2.24 Indebtedness. Except as set forth on Schedule 2.24, the Limited Liability Company is not the holder of any promissory note or similar debt instrument whether issued by an affiliated entity or third party.

2.25 Intentionally Omitted.

2.26 Intentionally Omitted.

2.27 Operating Statements. The operating statements of income and expense of the Contributor provided by the Contributor to the Operating Partnership are true, correct and complete in all material respects, and fairly and accurately reflect the income and expenses of the operation of the Limited Liability Company for the periods reflected thereby.

ARTICLE 3 — INDEMNIFICATION

3.1 Survival Of Representations And Warranties; Remedy For Breach.

(a) Subject to the limitation period set forth in Section 3.7 of this Exhibit C, all representations and warranties contained in this Exhibit C (as qualified by the Disclosure Schedule) or in any Schedule, Exhibit, certificate or affidavit delivered pursuant to the Agreement shall survive the Closing.

(b) Notwithstanding anything to the contrary in the Agreement or this Exhibit C, following the Closing and issuance of OP Units to the Contributor, the Contributor shall not be liable under this Exhibit C or the Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement (other

Exhibit C-9

than the covenants and obligations set forth in Sections 2.5 and 2.6(e) thereof) or in any Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this Article 3, which, except as provided in Sections 8.13 and 8.14 of the Agreement, shall be the sole and exclusive remedy with respect thereto. In furtherance of the foregoing provision relating to exclusive remedy, each of the Operating Partnership and the Company hereby expressly waives any rights or claims it may have to pursue any remedy against the Contributor or any of its affiliates following the Closing and payment of cash and issuance of OP Units to the Contributor, whether under statute or common law, other than (i) as provided in this Article 3 or in Sections 7.13 and 7.14 of the Agreement, and (ii) with respect to the covenants and obligations described in Section 2.5 of the Agreement. In no event shall the constituent members, partners, employees, officers, directors, managers, advisers, agents or representatives of the Contributor be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributor pursuant thereto.

3.2 General Indemnification.

(a) Subject to Section 3.6, from and after the Closing Date, the Contributor shall indemnify, hold harmless and defend the Operating Partnership and the Company (each of which is an “Indemnified Party”) from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the Contributor contained in the Agreement (as qualified by all items set forth in the Prospectus and the Disclosure Schedule and including, without limitation, this Exhibit C), or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributor pursuant thereto. In each case, the Contributor shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of Indemnified Parties).

(b) Subject to Section 3.6, the Contributor shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties to the extent resulting from an unrelated third-party claim arising from (i) the Contributor’s failure to timely pay any fees and expenses of the Contributor for which it is responsible pursuant to this Agreement in connection with the transactions contemplated by this Agreement, and (ii) any Excluded Liabilities of the Contributor.

(c) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributor until all proceeds and benefits, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Contributor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Contributor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.6(a) up to the amount actually paid (or deemed paid) by the Contributor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Contributor with respect to insurance coverage disputes shall constitute Losses paid by the Contributor for purposes of Section 3.2(a)).

3.3 Pledge Agreement. At the IPO Closing, the Contributor shall execute a Pledge Agreement (in the form of Exhibit G to the Agreement) pursuant to which its indemnity contained in this Article 3 shall be secured by a pledge of such OP Units equal to five percent (5%) of the aggregate

Exhibit C-10

Consideration of the Contributor, and which pledge will be in full satisfaction of any indemnification obligations of the Contributor contained in this Article 3. The Pledge Agreement shall provide that Bank of New York, or an institution of a similar type, serve as the pledge holder of the OP Units, and shall provide that notwithstanding such pledge and any distributions associated with the pledged OP Units during the terms of the Pledge Agreement shall be distributed to the Contributor as though such OP Units have not been pledged.

3.4 Agent for Pledgees.

(a) In connection with the indemnities set forth in this Section 3, each Indemnified Party by accepting the benefits of this Agreement hereby designates and appoints the Operating Partnership as its agent under the Pledge Agreement, and each Indemnified Party hereby irrevocably authorizes the Operating Partnership to take such action or to refrain from taking such action on its behalf under the provisions of the Pledge Agreement and to exercise such powers as are set forth therein, together with such other powers as are reasonably incidental thereto. The Operating Partnership is authorized and empowered to amend, modify or waive any provisions of the Pledge Agreement on behalf of the Indemnified Parties. The Operating Partnership agrees to act as such on the express conditions contained in this Section 3.4. The provisions of this Section 3.4 are solely for the benefit of the Operating Partnership and the Indemnified Parties, and the Contributor shall not have any obligations under or rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall act solely as an administrative representative of the Indemnified Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Indemnified Parties, by or through its agents or employees.

(b) The Operating Partnership shall have no duties, obligations or responsibilities to the Indemnified Parties except those expressly set forth in this Section 3.4 or in the Pledge Agreement. Neither the Operating Partnership nor any of its officers, directors, employees or agents shall be liable to any Indemnified Party for any action taken or omitted by them under this Section 3.4 or under the Pledge Agreement, or in connection with this Section 3.4 or the Pledge Agreement, except that the Operating Partnership shall be obligated on the terms set forth in this Section 3.4 for performance of its express obligations under the Pledge Agreement. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall exercise the same care which it would exercise in dealing with a security interest in collateral held for its own account, but the Operating Partnership shall not be responsible to any Indemnified Party for any recitals, statements, representations or warranties in the Pledge Agreement or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of the Pledge Agreement or the collateral or the transactions contemplated thereby. The Operating Partnership shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement.

(c) The Operating Partnership shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Section 3.4 and the Pledge Agreement and its duties under this Section 3.4 or the Pledge Agreement, upon advice of counsel selected by it. The Operating Partnership shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Operating Partnership in its sole discretion.

3.5 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party

Exhibit C-11

that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.6 hereof; provided that failure to give notice to the Contributor will not relieve the Contributor from any liability which it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of the Contributor by reason of the inability or failure of the Contributor (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to the Contributor, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit the Contributor, at their own option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by the Contributor. If the Contributor has not undertaken such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor and at the Contributor’s sole cost and expense (subject to the limitations in Section 3.6); provided, however, that the Contributor will be not obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without the Contributor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

3.6 Limitations on Indemnification Under Section 3.2(a).

(a) The Contributor shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties from the Contributor under Section 3.2(a) exceeds one percent (1%) of the value of the aggregate Consideration of the Contributor (valuing OP Units based upon the initial public offering price of the Common Stock).

(b) Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of the Contributor under Section 3.2(a) hereof shall not exceed five percent (5%) of the value of the aggregate Consideration of the Contributor (valuing OP Units based upon the initial public offering price of the Common Stock). Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of the Contributor and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) pursuant to Section 3.2(c) above, and then to the Contributor’s OP Units pledged pursuant to the Pledge Agreement, for indemnification under this Article 3, valuing OP Units based upon the initial public offering price of the Common Stock (and agree to treat any return of OP Units as an adjustment to the consideration delivered to the Contributor pursuant to the Formation Transactions). Following the Closing and the issuance of OP Units to the Contributor, no Indemnified Party shall have recourse to any assets of the Contributor other than the OP Units pledged pursuant to the Pledge Agreement, and to the extent applicable, any relevant insurance policies. Notwithstanding anything to the contrary in this Agreement, the Contributor shall not be liable to the

Exhibit C-12

Indemnified Parties for any indirect, special or consequential damages, loss of profits, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

(c) The limitations in this Section 3.6 shall not apply to any obligations of the Contributor under Sections 2.5 and 2.6(e) of the Agreement.

3.7 Limitation Period.

(a) Notwithstanding the foregoing, any claim for indemnification under Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the date which is twelve (12) months following the Closing.

(b) Subject to Section 3.7(a), if asserted in writing on or prior to the date which is twelve (12) months following the Closing, any claims for indemnification pursuant to Section 3.2 shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or pursuant to Section 8.14 of the Agreement, and any claim for indemnification pursuant to Section 3.2 not so asserted in writing on or prior to the date which is twelve (12) months following the Closing shall not thereafter be asserted and shall forever be waived.

ARTICLE 4 — QUALIFICATION

Except for the Surviving Representations, and the covenants, obligations and indemnities set forth herein, the Operating Partnership acknowledges that its acquisition of the Contributed Interests from the Contributor is an “AS IS” transaction as further described in Article 6 of the Agreement and that the Operating Partnership shall rely and has relied on its investigations and due diligence to determine whether to acquire the Contributed Interests.

Exhibit C-13

ANNEX A-1 TO EXHIBIT C

FORM OF REIT OWNERSHIP LIMIT WAIVER

Exhibit C-14

ANNEX A-2 TO EXHIBIT C

FORM OF REPRESENTATION LETTER FOR REIT OWNERSHIP LIMIT WAIVER

Exhibit C-15

EXHIBIT D

TO

CONTRIBUTION AGREEMENT

CONSIDERATION

The Consideration to be received by the Contributor in exchange for Contributed Interests, the Assumed Liabilities and the Assumed Agreements shall be the number of OP Units equal to (i) 7.31% multiplied by (ii) the aggregate number of OP Units issuable to all contributors in the Formation Transactions. The Contributor and the Operating Partnership acknowledge that the percentage set forth in clause (i) above shall be updated at and as of the Closing by the Operating Partnership acting in good faith to reflect any changes in the principal balance of any debt secured by, or other net assets contributed with, the properties, directly or indirectly, set forth on Exhibit A that are also being contributed to the Operating Partnership. For the avoidance of doubt, none of the shares of Common Stock issued in the Public Offering or in any private placement of Common Stock entered into in connection therewith or any shares of Common Stock distributed by the Operating Partnership in a special distribution shall be included for purposes of the calculation of the Total Consideration.

No fractional OP Units shall be issued in connection with the Formation Transactions. All fractional OP Units that a holder of OP Units would otherwise be entitled to receive as a result of the Formation Transactions shall be rounded up to the nearest whole number of OP Units.

THE CALCULATION OF THE CONSIDERATION DELIVERABLE AT CLOSING PURSUANT TO THIS EXHIBIT D SHALL BE PERFORMED IN GOOD FAITH BY THE OPERATING PARTNERSHIP AND IN ACCORDANCE WITH THE CONTRIBUTION AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, THE CONTRIBUTOR AGREES THAT THE CALCULATION OF THE CONSIDERATION DELIVERABLE AT CLOSING SHALL BE FINAL AND BINDING UPON THE CONTRIBUTOR, ABSENT MANIFEST ERROR. THE CONTRIBUTOR SHALL NOTIFY THE OPERATING PARTNERSHIP IN WRITING OF ANY ALLEGED MANIFEST ERROR WITHIN 48 HOURS OF RECEIPT OF THE OPERATING PARTNERSHIP’S CALCULATION OF THE CONSIDERATION DELIVERABLE AT CLOSING. THE CONTRIBUTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS RELATING TO THE CALCULATION OF THE CONSIDERATION DELIVERABLE AT CLOSING, OTHER THAN AS SPECIFIED IN SUCH NOTICE SETTING FORTH THE ALLEGED MANIFEST ERROR.

Exhibit D-1

EXHIBIT E

TO

CONTRIBUTION AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit E-1

EXHIBIT F

TO

CONTRIBUTION AGREEMENT

FORM OF LOCK-UP AGREEMENT

Exhibit F-1

EXHIBIT G

TO

CONTRIBUTION AGREEMENT

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of February     , 2015, is entered into by and between EASTERLY GOVERNMENT PROPERTIES LP, a Delaware limited partnership (the “Operating Partnership” or the “Pledgee”), and EASTERLY CAPITAL, LLC, a Delaware limited limited liability company (the “Pledgor”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement (as defined below).

WHEREAS, Easterly Government Properties, Inc. (the “Company”) is the sole general partner of the Operating Partnership;

WHEREAS, pursuant to that certain Contribution Agreement, dated as of             , 20     (the “Contribution Agreement”), by and among the Operating Partnership, the Company and the Pledgor, the Pledgor is contributing the Contributed Interests to the Operating Partnership in exchange for OP Units;

WHEREAS, pursuant to the Contribution Agreement, the Pledgor has agreed to indemnify the Operating Partnership and the Company (each, an “Indemnified Party”) (as provided and subject to the limitations expressed in Article 3 of Exhibit C to the Contribution Agreement), for certain Losses asserted during the Survival Period (as hereinafter defined). The Pledgor’s obligations to so indemnify the Indemnified Parties for Losses in accordance with Article 3 of Exhibit C to the Contribution Agreement and to perform its obligations hereunder related thereto (the “Secured Obligations”); and

WHEREAS, in order to secure the full and timely performance of the Secured Obligations pursuant to Article 3 of Exhibit C to the Contribution Agreement, as applicable, the Pledgor has agreed to pledge and grant to the Pledgee for the Pledgee’s own benefit and the benefit of each Indemnified Party, a lien and security interest in, to and under a number of OP Units, as more fully described on Exhibit A attached hereto (the “Pledged Interests”), as more fully described on Exhibit A attached hereto, such pledges, liens and security interests to remain in effect during the Pledge Period (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. As collateral security for the payment, performance and observance of the Secured Obligations, now existing or hereafter arising, absolute or contingent, whether or not due and payable, the Pledgor pledges to the Pledgee, for its own benefit and for the benefit of each Indemnified Party, and grants to the Pledgee, for its own benefit and the benefit of each Indemnified Party, a security interest in the following property (collectively, the “Collateral”):

Exhibit G-1

(i) the Pledged Interests, as more particularly described in Exhibit A attached hereto;

(ii) any additional partnership interests in the Operating Partnership (“Partnership Interests”) and/or obligations of the Operating Partnership that may at any time hereafter be acquired by any Pledgor in respect of the Pledged Interests and, if any, the certificates or other instruments or documents evidencing the same;

(iii) all rights of Pledgor in and to all distributions in kind declared in respect of any or all of the foregoing; and

(iv) all proceeds and profits of any or all of the foregoing.

2. Delivery of Certificates and Instruments. The Pledgor shall deliver to the Pledgee: (a) the original certificates or other instruments or documents evidencing the Pledged Interests concurrently with the execution and delivery of this Agreement, and (b) the original certificates or other instruments or documents evidencing all other Collateral (except for Collateral that this Agreement specifically permits the Pledgor to retain) within ten (10) days after the Pledgor’s receipt thereof. All Collateral that is certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Pledgee or endorsed to the Pledgee or in blank.

3. Pledgor Remain Liable. Notwithstanding anything herein to the contrary: (a) the Pledgor shall remain obligated, to the extent set forth in the agreements (including, without limitation, the OP Agreement) under which it has received, or has rights or obligations in respect of its ownership of, the Pledged Interests (“Related Agreements”) to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Pledgee of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under the Related Agreements, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of the Collateral pursuant hereto; and (c) the Pledgee shall not by reason of this Agreement have any obligations or liabilities under the Related Agreements, nor shall the Pledgee be obligated to perform any of the obligations or duties of the Pledgor under the Related Agreements or to take any action to collect or enforce any claim for payment assigned hereunder.

4. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants, as of the date hereof (for itself and not jointly or jointly and severally with any other Person), as follows:

(a) Set forth on Exhibit A attached hereto is a complete and accurate list and description of all Pledged Interests delivered by Pledgor. Pledgor owns, directly or indirectly, all of such Pledged Interests, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee. All other Collateral hereafter delivered by the Pledgor to the Pledgee will be owned, directly or indirectly, by the Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee.

Exhibit G-2

(b) With respect to the Pledgor, the address of its principal office is set forth in Section 21 hereof. Pledgor will not change said address without at least fifteen (15) days’ prior written notice to the Pledgee, and with respect to any such change in address, Pledgor shall execute and deliver to the Pledgee such documents and take such actions as the Pledgee reasonably deems necessary to perfect and protect the Pledgee’s security interests in and to the Collateral.

(c) During the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period (as defined below)), the Pledgor will not create, incur, assume or permit to exist any security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral (as defined below)) other than the security interest created pursuant to this Agreement or sell, transfer, assign, pledge or grant a security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral) to any person other than the Pledgee.

(d) The Pledged Interests that are Collateral hereunder are fully paid and are not subject to any options to purchase or similar rights of any kind granted by the Pledgor in favor of any Person, except pursuant to the terms of the OP Agreement.

(e) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by the application of general equitable principles.

(f) The Pledgor’s execution, delivery and performance of this Agreement will not violate (as applicable) any law or regulation, or any order or decree of any court or governmental instrumentality, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgor pursuant to the provisions of any of the foregoing.

(g) No consent of any Person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for the filing of any financing statements required or contemplated hereunder.

(h) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral to the extent such interest can be created pursuant to the Delaware Uniform Commercial Code, subject to any filings or actions required pursuant to the Delaware Uniform Commercial Code or otherwise.

(i) During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take commercially reasonable actions to defend the Pledgee’s security interest in the Collateral (or, during such Extended Pledge Period, the Retained Collateral) against the claims and demands of all Persons whomsoever.

Exhibit G-3

(j) During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take any and all commercially reasonable actions necessary to maintain its status as a limited partner of the Operating Partnership and the limited liability represented by the Pledged Interests.

(k) During the Pledge Period, the Pledgor will not enter into or assume any other agreement containing a negative pledge with respect to the Collateral (or, during any Extended Pledge Period, if and to the extent applicable, with respect to the Retained Collateral).

5. Registration. At any time and from time to time during the Pledge Period, the Pledgee may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees.

6. Claims; Value of Collateral.

(a) Any claims by an Indemnified Party with respect to a Secured Obligation shall be made in accordance with Article 3 of Exhibit C to the Contribution Agreement and this Agreement. On or prior to the first (1st) anniversary of the Closing (the “Survival Period”), an Indemnified Party may give notice (a “Claim Notice”) to the Pledgor of any Loss that is subject to indemnification under Article 3 of Exhibit C to the Contribution Agreement.

(b) The value of Collateral (the “Value”) shall be determined as follows: (i) with respect to Collateral consisting of OP Units, an amount equal to the initial public offering price of shares of the Company’s common stock multiplied by the number of OP Units; and (ii) for all other Collateral, the fair market value of such Collateral as determined by directors of the Company who meet the New York Stock Exchange standards of independence for directors, as determined by the Board of Directors of the Company (the “Independent Directors”).

7. Voting Rights and Certain Payments Prior to Occurrence of Secured Obligations and Other Events.

(a) Until Collateral may be applied to satisfy a Secured Obligation hereunder, the Pledgor shall be entitled to exercise, in its sole discretion but not inconsistent with the terms hereof, the voting power with respect to any such Collateral, and for that purpose the Pledgee shall (if such Collateral shall be registered in the name of the Pledgee or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor or its nominee in such form and for such purposes as shall be reasonably required and specified in writing by the Pledgor, to enable the Pledgor to exercise such voting power with respect to such Collateral.

(b) The Pledgor shall be entitled to receive and retain for its own account any and all regular cash distributions (but not distributions in the form of Partnership Interests or other securities, distributions in kind or liquidating distributions, all of which shall be delivered and applied in accordance with Section 8 hereof) and interest at any time and from time to time paid upon any of such Collateral.

(c) Notwithstanding anything contained in this Agreement to the contrary, except with the prior consent of the Pledgee, until such time as the Pledge Period has expired, the Pledgor shall not have the right to exercise any of its redemption rights under Section 8.5 of the OP Agreement with respect to any Pledged Interests.

Exhibit G-4

8. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the Operating Partnership, any sum shall be paid as a liquidating distribution or otherwise upon or with respect to any of the Collateral, such sum shall be paid over to the Pledgee promptly, and in any event within ten days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder. In case any distribution of Partnership Interests shall be made with respect to the Collateral, or Partnership Interests or fractions thereof shall be issued pursuant to any split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any partnership interests, shares, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Operating Partnership, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Operating Partnership, or pursuant to the merger or consolidation of the Operating Partnership with or into another entity, the partnership interests, shares, obligations or other property so distributed shall be delivered to the Pledgee promptly, and in any event within ten days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder, and all of the same (other than cash) shall constitute Collateral for all purposes hereof.

9. Pledgor Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect and shall not be impaired by:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;

(b) any amendments to or modifications of any instrument (other than this Agreement) securing any of the Secured Obligations;

(c) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations; or

(d) the lack of enforceability of any of the Secured Obligations against the Pledgor or any other person, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

10. Voting Rights and Certain Payments After Occurrence of Secured Obligation and Certain Other Events.

(a) At such time that Collateral may be applied to satisfy a Secured Obligation hereunder, all rights of the Pledgor to exercise or refrain from exercising all voting power with respect to such Collateral and to otherwise exercise all ownership rights arising from such Collateral shall cease, and thereupon the Pledgee shall be entitled to exercise all voting power with respect to such Collateral and otherwise exercise such ownership rights as though the Pledgee were the outright owner of such Collateral. In the event that the Independent Directors of the Company reasonably determine that the outstanding claims asserted by the Indemnified Parties in one or more Claim Notices may equal or exceed the value of the Collateral then available to satisfy such claims, the Pledgor shall no longer be the owner of such Collateral for tax purposes and all rights of the Pledgor to receive and retain the distributions and interest which it would otherwise be authorized to receive and retain pursuant to Section 7 hereof shall cease, and thereupon the Pledgee shall be entitled to receive and retain, as additional Collateral

Exhibit G-5

hereunder, any and all distributions and interest at any time and from time to time paid upon any of such Collateral, provided that, concurrent with making such determination, the Pledgee gives notice thereof to the Pledgor. Upon receipt of any such notice, the Pledgor may submit the matter to arbitration in accordance with the Dispute Resolution Provisions (as defined below), and the decision of the arbitrators as to the retention of any such distributions and interest shall be final and binding between the parties and shall be enforceable in any court of competent jurisdiction.

(b) All payments, distributions or other property or assets that are received by the Pledgor contrary to the provisions of paragraph (a) of this Section 10 shall be received and held in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee.

11. Application of Cash Collateral. Any cash received and retained by the Pledgee as additional Collateral pursuant to Section 8 hereof may at any time and from time to time be applied (in whole or in part) by the Pledgee, at its option, to the payment of the Secured Obligations which such Collateral secures (in such order as the Pledgee shall in its sole discretion determine), if and to the extent any such payment is required hereunder.

12. Application of Proceeds. Except as otherwise expressly provided herein, any cash received and retained pursuant to Section 8 hereof shall be applied by the Pledgee: first to the payment in full of the Secured Obligations, if and to the extent any such payment is required hereunder; and then, to the payment to the Pledgor, or its successors or assigns or as a court of competent jurisdiction may direct, of any surplus then remaining.

13. Remedies With Respect to the Collateral.

(a) Subject to the rights of the Pledgor to submit the matter to arbitration in accordance with the Dispute Resolution Provisions, if the Pledgor fails to pay or perform any Secured Obligation when due, the Pledgee, without obligation to resort to other security, shall have the right at any time and from time to time to receive all or any part of Collateral with a Value equal to the amount of such Secured Obligation, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof.

(b) Notwithstanding anything to the contrary in this Agreement (or the Contribution Agreement), the sole recourse of the Pledgee against the Pledgor for the Secured Obligations and the obligations of the Pledgor under this Agreement is limited to the rights of the Pledgor in any such Collateral that is applied to satisfy a Secured Obligation.

(c) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any transfer of Collateral to the Pledgee pursuant to this Agreement.

(d) Subject to the provisions of Section 13(b), the remedies provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Pledgee existing at law or in equity.

(e) Pledgor and Pledgee agree to treat any application of Pledged Interests or other Collateral in discharge of any Secured Obligations as a non-taxable adjustment to the portion of the consideration received by the Pledgor pursuant to the Contribution Agreement in the form of

Exhibit G-6

OP Units unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

14. Care of Collateral. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called “events”), the Pledgee’s duty shall be fully satisfied if (i) the Pledgee exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any Collateral which are registered and held in the name of the Pledgee or its nominee, (ii) the Pledgee gives the Pledgor reasonable notice of the occurrence of any events, of which the Pledgee has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Pledgee or its nominee (the Pledgor agreeing to give the Pledgee reasonable notice of the occurrence of any events applicable to any securities in the possession of the Pledgee of which the Pledgor have received knowledge), and (iii) (a) the Pledgee endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Pledgee reasonably determines that the action requested might adversely affect the value of the Collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Pledgee, the Pledgee gives reasonable notice to the Pledgor that any such requested action will not be taken and if the Pledgee makes such determination or if the Pledgor fails to make such timely request, the Pledgee takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Pledgee shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Pledgee of any internal procedures with respect to any Collateral in its possession. Except for any claims, causes of action or demands arising out of the Pledgee’s failure to perform its agreements set forth in this Section, the Pledgor releases the Pledgee from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral and/or any actions taken or omitted to be taken by the Pledgee with respect thereto, and the Pledgor hereby agrees to hold the Pledgee harmless from and with respect to any and all such claims, causes of action and demands.

15. Power of Attorney. The Pledgor hereby appoints the Pledgee to act during the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period) as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pledgee reasonably may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, during the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period), the Pledgee shall have the right and power (a) upon application of any Collateral (including, during such Extended Pledge Period, any Retained Collateral) to satisfy a Secured Obligation, to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or other distribution payable in respect of such Collateral (or Retained Collateral) or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral (or Retained Collateral); provided, that the Pledgee shall provide

Exhibit G-7

written notice to the Pledgor reasonably prior to taking any such action under the foregoing clauses (a) and (b).

16. Further Assurances. The Pledgor shall, at its sole cost and expense, upon request of the Pledgee, duly execute and deliver, or cause to be duly executed and delivered, to the Pledgee such further instruments and documents and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Pledgee to carry out more effectually the provisions and purposes of this Agreement.

17. No Waiver. No failure on the part of the Pledgee to exercise, and no delay on the part of the Pledgee in exercising, any of its options, powers, rights or remedies hereunder, or partial or single exercise thereof, shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other option, power, right or remedy.

18. Security Interest Absolute. All rights of the Pledgee hereunder, grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Contribution Agreement, any of the Secured Obligations or any other agreement or instrument relating thereto, (b) any change in any term of all or any of the Secured Obligations or any other amendment or waiver of, or any consent to any departure from, the Contribution Agreement or any other agreement or instrument or (c) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Pledgor in respect of the Secured Obligations or in respect of this Agreement.

19. Expenses. Pledgor agrees to pay the Pledgee all reasonable out-of-pocket expenses of the Pledgee (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of, any provisions of this Agreement.

20. End of Pledge Period; Return of Collateral.

(a) For purposes of this Agreement, the “Pledge Period” means the period beginning on the date hereof and ending upon the termination of the Survival Period; provided, that if any claim(s) asserted in any Claim Notices(s) delivered pursuant to Section 6(c) of this Agreement remain outstanding at the time of termination of the Survival Period (any such claim, an “Outstanding Claim”), the Pledgee shall have the right to retain, pending resolution of such Outstanding Claim(s) pursuant to Article 3 of Exhibit C to the Contribution Agreement, and at all times subject to the terms hereof, Collateral with a Value equal to the aggregate dollar amount of such Outstanding Claims (“Retained Collateral”) and, solely with respect to such Retained Collateral, the Pledge Period shall be deemed to continue (an “Extended Pledge Period”) until the resolution pursuant to Article 3 of Exhibit C to the Contribution Agreement, of such Outstanding Claim(s) to which such Retained Collateral relates.

(b) Upon the termination of the Pledge Period (or the Extended Pledge Period, if and to the extent applicable), the Pledgor shall be entitled to, and the Pledgee promptly shall effect, the return to the Pledgor of all of the Collateral (and all other cash held as additional Collateral hereunder) that has not been used or applied toward the payment of the Secured Obligations in accordance with the terms hereof (it being understood, for the sake of clarity, that all Collateral not so used or applied shall become subject to the foregoing return obligation on and as of the Survival Date, except for any Retained Collateral, which shall become subject to the foregoing

Exhibit G-8

return obligation on and as of the date on which the Outstanding Claim(s) related thereto are resolved in accordance with Article 3 of Exhibit C to the Contribution Agreement). The Pledgee shall take all reasonable actions to effect and evidence the return of Collateral under this Section 20, including, without limitation, the filing of UCC termination statements with respect to, and the return to the Pledgor of certificates representing the Pledged Interests comprising, such Collateral.

(c) The assignment by the Pledgee to the Pledgor of such Collateral shall be without representation or warranty of any nature whatsoever and wholly without recourse. Notwithstanding the foregoing, the Pledgor’s release of the Pledgee and agreement to hold the Pledgee harmless set forth in the last sentence of Section 14 hereof shall survive any return of Collateral or termination of this Agreement.

21. Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

To the Operating Partnership:

c/o Easterly Government Properties, Inc.

2101 L Street NW, Suite 750

Washington, DC 20037

Phone: (202) 595-9500

Facsimile: (617) 581-1440

Attention: William C. Trimble, III

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109-2802

Phone: 617-570-1000

Facsimile: 617-523-1231

Attention: Mark S. Opper, Esq.

To the Contributor:

131 Conant Street

Beverly, Massachusetts 01915

Phone: (617) 231-4300

Facsimile: (617) 581-1440

Attention: Mark H. Rowe

Exhibit G-9

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109-2802

Phone: 617-570-1000

Facsimile: 617-523-1231

Attention: Mark S. Opper, Esq.

22. Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Pledgee and the Pledgor.

23. Governing Law. This Agreement and the rights and obligations of the Pledgee and the Pledgor hereunder shall be construed in accordance with and governed by the law of the State of Delaware (without giving effect to the conflict-of-laws principles thereof).

24. Dispute Resolution. This Agreement shall be subject to the provisions of Section 8.14 of the Contribution Agreement (the “Dispute Resolution Provisions”).

25. Transfer or Assignment. Except with respect to any assignment or transfer by the Pledgee to an affiliate (which shall not require the Pledgor’s consent but as to which the Pledgee will give prior written notice to the Pledgor), none of the Pledgor or Pledgee may assign or transfer any of their respective rights under and interests in this Agreement without the prior written consent of the Pledgor (if the assignor/transferee is the Pledgee) or of the Pledgee (if the assignor/transferee is the Pledgor), which consent shall not be unreasonably withheld or delayed; provided, however, that no consent of the Pledgor is required hereunder for (a) the assignment or transfer by the Operating Partnership of any of its rights under and interests in the Contribution Agreement to any permitted assignee under the Contribution Agreement or (b) the Pledgee to act hereunder as agent on behalf of any person who becomes a Indemnified Party. Upon receipt of such consent (if required under this Section 25), the Pledgee may deliver the Collateral or any portion thereof to its assignee/transferee who shall thereupon, to the extent provided in the instrument of assignment, have all of the rights and obligations of the Pledgee hereunder with respect to the Collateral, and the Pledgee shall thereafter be fully discharged from any responsibility with respect to the Collateral so delivered to such assignee/transferee. However, no such assignment or transfer shall relieve such assignee/transferee of those duties and obligations of the Pledgee specified hereunder.

26. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Pledgor and the Pledgee and their respective heirs, successors and permitted assigns, and all subsequent holders of the Secured Obligations.

27. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

Exhibit G-10

28. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

29. Complete Agreement. This Agreement and the Contribution Agreement, as applicable, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

30. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

31. No Third-Party Beneficiaries. Except as may be expressly provided or incorporated by reference herein, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person or entity.

[Signatures on Next Page]

Exhibit G-11

IN WITNESS WHEREOF, the Pledgor has duly executed this Agreement, and the Pledgee has caused this Agreement to be duly executed by its officers duly authorized, as of the day and year first above written.

PLEDGOR:

EASTERLY CAPITAL, LLC, a Delaware limited liability company

By:
Name:
Title:

PLEDGEE:

EASTERLY GOVERNMENT PROPERTIES LP, a Delaware limited partnership

By:	Easterly Government Properties, Inc., its general partner

By:
Name:
Title:

Exhibit G-12

EXHIBIT A

TO

PLEDGE AGREEMENT

Description of Pledged Interests

Name of Pledgor	Certificate Number	Pledged Interests

EASTERLY CAPITAL, LLC	No.	OP Units

Exhibit G-13

APPENDIX A

Disclosure Schedule

Appendix A-1

APPENDIX B

Form of Articles of Amendment and Restatement

Appendix B-1

APPENDIX C

Form of Amended and Restated Bylaws

Appendix C-1

APPENDIX D

Form of Agreement of Limited Partnership

Appendix D-1